EXHIBIT 99.1

Camden Property Trust Announces First Quarter 2009 Operating Results

HOUSTON--(BUSINESS WIRE)--April 30, 2009--Camden Property Trust (NYSE: CPT) announced that its funds from operations (“FFO”) for the first quarter of 2009 totaled $0.88 per diluted share or $51.6 million, as compared to $0.89 per diluted share or $52.3 million for the same period in 2008. The Company reported net income attributable to common shareholders (“EPS”) of $6.2 million or $0.11 per diluted share for the first quarter of 2009, as compared to $14.9 million or $0.27 per diluted share for the same period in 2008. EPS for the three months ended March 31, 2008 included a $0.13 per diluted share impact from gain on sale of properties, including discontinued operations. A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same-Property Results

For the 42,670 apartment homes included in consolidated same-property results, first quarter 2009 same-property net operating income (“NOI”) declined 3.8% compared to the first quarter of 2008, with revenues declining 0.5% and expenses increasing 5.5%. On a sequential basis, first quarter 2009 same-property NOI declined 2.3% compared to the fourth quarter of 2008, with revenues declining 1.1% and expenses increasing 0.9% compared to the prior quarter. Same-property physical occupancy levels for the portfolio averaged 93.6% during the first quarter of 2009, compared to 93.7% in both the first quarter and fourth quarter of 2008.

The Company defines same-property communities as communities owned and stabilized as of January 1, 2008, excluding properties held for sale and communities under redevelopment. A reconciliation of net income attributable to common shareholders to net operating income and same-property net operating income is included in the financial tables accompanying this press release.

Development Activity

During the first quarter, the Company completed construction on Camden Dulles Station in Oak Hill, VA. As of March 31, 2009, construction had been completed on all of Camden’s wholly-owned development projects, with no material obligations remaining to fund. The Company currently has six wholly-owned apartment communities completed and in lease-up: Camden Potomac Yard in Arlington, VA, a $104.6 million project that is currently 87% leased; Camden Summerfield in Landover, MD, a $62.6 million project that is currently 86% leased; Camden Orange Court in Orlando, FL, a $45.5 million project that is currently 73% leased; Camden Cedar Hills in Austin, TX, a $23.6 million project that is currently 95% leased; Camden Whispering Oaks in Houston, TX, a $27.4 million project that is currently 87% leased; and Camden Dulles Station in Oak Hill, VA, a $72.2 million project that is currently 57% leased. The Company also had one joint venture community which was completed and in lease-up: Camden College Park in College Park, MD, a $127.9 million project that is currently 76% leased.

The Company has two joint venture communities currently under construction and in lease-up: Camden Amber Oaks in Austin, TX, a $40.0 million joint venture project that is currently 39% leased; and Braeswood Place in Houston, TX, a $48.6 million joint venture project that is currently 25% leased. Camden has two additional joint venture communities currently under construction in Houston, TX: Camden Travis Street, a $39.0 million project, and Belle Meade, a $33.2 million project. Both projects are scheduled for initial occupancy in mid- to late-2009.

Properties Held for Sale

At March 31, 2009, Camden had one operating community held for sale: Camden West Oaks, a 671-home apartment community in Houston, TX.

Financing Activities

During the quarter, Camden retired approximately $50.5 million of secured mortgage debt and $40.0 million of unsecured medium-term notes, using proceeds from its unsecured Line of Credit. Subsequent to quarter-end, the Company obtained a $420 million secured credit facility. [See press release dated April 17, 2009 for more details].

Debt Repurchases

During the first quarter, Camden repurchased and retired $7.4 million of senior unsecured notes, resulting in a $0.2 million gain on early retirement of debt. Subsequent to quarter-end, Camden repurchased and retired an additional $10.3 million of senior unsecured notes.

On April 28, 2009, Camden completed a Tender Offer for certain outstanding notes. The aggregate principal amount accepted for purchase totaled $169.5 million. The Company intends to repurchase and retire these notes on May 1, 2009 using cash balances on hand and funds from its unsecured Line of Credit. [See press release dated April 28, 2009 for more details].

Liquidity

As of March 31, 2009, Camden had $241 million outstanding on its $600 million unsecured Line of Credit. Subsequent to quarter-end, the Company repaid all balances outstanding under the Line of Credit with proceeds from a $420 million secured credit facility. Upon completion of the Tender Offer, Camden will have $82 million of debt maturities remaining in 2009 and $186 million of debt maturities in 2010.

Earnings Guidance

Camden updated its earnings guidance for 2009 based on its current and expected views of the apartment market and general economic conditions. Full-year 2009 FFO is expected to be $3.20 to $3.45 per diluted share, and full-year 2009 EPS is expected to be $0.12 to $0.37 per diluted share. Second quarter 2009 earnings guidance is $0.82 to $0.86 per diluted share for FFO and $0.05 to $0.09 per diluted share for EPS. The Company’s second quarter 2009 earnings guidance includes a $0.02 per diluted share gain on early retirement of debt recognized in April 2009, but excludes other potential future gains on the sale of properties and the early retirement of debt. Camden intends to update its earnings guidance to the market on a quarterly basis.

The Company’s 2009 earnings guidance is based on projections of same-property revenue declines between 0.5% and 2.5%, expense growth between 5.0% and 6.25%, and NOI declines between 4.5% and 7.5%. A reconciliation of expected net income attributable to common shareholders to expected FFO is included in the financial tables accompanying this press release.

Conference Call

The Company will hold a conference call on Friday, May 1, 2009 at 11:00 a.m. Central Time to review its first quarter 2009 results and discuss its outlook for future performance. To participate in the call, please dial (866) 843-0890 (domestic) or (412) 317-9250 (international) by 10:50 a.m. Central Time and enter passcode: 9409451, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Annual Meeting of Shareholders

Camden’s Annual Meeting of Shareholders will be held on May 6, 2009 at the Renaissance Hotel, 6 East Greenway Plaza, Houston, Texas, at 10:00 a.m., Central Time. The Company’s proxy statement, 10-K, and Annual Report to Shareholders are available in the Investor Relations section of the company’s website at camdenliving.com. If you wish to receive hard copies of these documents, please contact Camden’s Investor Relations Department at ir@camdenliving.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

About Camden

Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 182 properties containing 63,269 apartment homes across the United States. Upon completion of four properties under development, the Company’s portfolio will increase to 64,329 apartment homes in 186 properties. Camden was recently named by FORTUNE® Magazine for the second consecutive year as one of the “100 Best Companies to Work For” in America.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended
	March 31,
OPERATING DATA	2009	2008
Property revenues
Rental revenues	$136,500	$134,263
Other property revenues	20,532	17,201
Total property revenues	157,032	151,464

Property expenses
Property operating and maintenance	42,283	39,179
Real estate taxes	18,532	17,281
Total property expenses	60,815	56,460

Non-property income
Fee and asset management income	2,031	2,412
Interest and other income	735	1,333
Income (loss) on deferred compensation plans	(4,152)	(8,541)
Total non-property income (loss)	(1,386)	(4,796)

Other expenses
Property management	4,929	4,900
Fee and asset management	1,135	1,725
General and administrative	8,232	7,960
Interest	32,245	32,573
Depreciation and amortization	43,980	41,516
Amortization of deferred financing costs	817	734
Expense (benefit) on deferred compensation plans	(4,152)	(8,541)
Total other expenses	87,186	80,867
Income from continuing operations before gain on sale of properties, including land, gain on early retirement of debt, equity in income (loss) of joint ventures, and distributions on perpetual preferred units	7,645	9,341
Gain on sale of properties, including land	-	1,106
Gain on early retirement of debt	166	-
Equity in income (loss) of joint ventures	408	(47)
Distributions on perpetual preferred units	(1,750)	(1,750)
Income from continuing operations before income taxes	6,469	8,650
Income tax expense - current	(299)	(273)
Income from continuing operations	6,170	8,377
Income from discontinued operations	585	1,680
Gain on sale of discontinued operations	-	6,127
Net income	6,755	16,184
Less net income allocated to noncontrolling interest	(521)	(1,269)
Net income attributable to common shareholders	$6,234	$14,915

CONDENSED CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME
Net income	$6,755	$16,184
Other comprehensive income (loss)
Unrealized loss on cash flow hedging activities	(2,936)	(19,425)
Reclassification of net losses on cash flow hedging activities	5,276	1,330
Comprehensive income (loss)	9,095	(1,911)
Less net income allocated to noncontrolling interest	(521)	(1,269)
Comprehensive income (loss) attributable to common shareholders	$8,574	($3,180)

PER SHARE DATA
Net income attributable to common shareholders - basic	$0.11	$0.27
Net income attributable to common shareholders - diluted	0.11	0.27
Income from continuing operations attributable to common shareholders - basic	0.10	0.13
Income from continuing operations attributable to common shareholders - diluted	0.10	0.13

Weighted average number of common and common equivalent shares outstanding:
Basic	55,552	54,965
Diluted	56,047	55,625

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended
	March 31,
FUNDS FROM OPERATIONS	2009	2008

Net income attributable to common shareholders	$6,234	$14,915
Real estate depreciation and amortization from continuing operations	43,010	40,653
Real estate depreciation from discontinued operations	-	1,285
Adjustments for unconsolidated joint ventures	1,916	1,539
Income allocated to noncontrolling interest	421	1,156
(Gain) loss on sale of operating properties, net of taxes	-	(1,106)
(Gain) loss on sale of discontinued operations	-	(6,112)
Funds from operations - diluted	$51,581	$52,330

PER SHARE DATA
Funds from operations - diluted	$0.88	$0.89
Cash distributions	0.70	0.70

Weighted average number of common and common equivalent shares outstanding:
FFO - diluted	58,471	58,544

PROPERTY DATA
Total operating properties (end of period) (a)	182	181
Total operating apartment homes in operating properties (end of period) (a)	63,269	62,918
Total operating apartment homes (weighted average)	50,688	51,763
Total operating apartment homes - excluding discontinued operations (weighted average)	50,017	48,756

(a) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
	(In thousands)

(Unaudited)	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2009	2008	2008	2008	2008
ASSETS
Real estate assets, at cost
Land	$746,935	$744,059	$745,085	$755,200	$749,664
Buildings and improvements	4,466,296	4,447,587	4,442,067	4,474,749	4,435,787
	5,213,231	5,191,646	5,187,152	5,229,949	5,185,451
Accumulated depreciation	(1,023,466)	(981,049)	(952,883)	(935,640)	(907,643)
Net operating real estate assets	4,189,765	4,210,597	4,234,269	4,294,309	4,277,808
Properties under development and land	258,239	264,188	323,300	333,419	358,994
Investments in joint ventures	15,158	15,106	15,663	14,773	12,526
Properties held for sale, including land	20,696	20,653	9,495	36,152	23,299
Total real estate assets	4,483,858	4,510,544	4,582,727	4,678,653	4,672,627
Accounts receivable - affiliates	36,105	37,000	36,868	36,556	36,166
Notes receivable
Affiliates	58,481	58,109	58,240	53,849	52,331
Other	-	8,710	8,710	8,710	8,710
Other assets, net (a)	84,905	103,013	111,847	117,599	116,010
Cash and cash equivalents	7,256	7,407	29,517	1,242	947
Restricted cash	4,437	5,559	4,971	4,687	5,325
Total assets	$4,675,042	$4,730,342	$4,832,880	$4,901,296	$4,892,116

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Notes payable
Unsecured	$2,151,492	$2,103,187	$2,096,285	$2,400,027	$2,351,006
Secured	680,631	729,209	727,235	539,328	559,952
Accounts payable and accrued expenses	73,250	82,575	86,668	77,441	90,779
Accrued real estate taxes	19,113	23,600	40,664	30,664	17,769
Other liabilities (b)	137,397	149,554	124,915	129,471	146,817
Distributions payable	43,136	42,936	42,968	42,965	42,942
Total liabilities	3,105,019	3,131,061	3,118,735	3,219,896	3,209,265

Commitments and contingencies

Minority interests
Perpetual preferred units	97,925	97,925	97,925	97,925	97,925

Shareholders' equity
Common shares of beneficial interest	666	660	660	660	660
Additional paid-in capital	2,242,940	2,237,703	2,232,436	2,230,119	2,227,256
Distributions in excess of net income attributable to common shareholders	(345,481)	(312,309)	(238,301)	(272,294)	(250,845)
Notes receivable secured by common shares	(291)	(295)	(298)	(302)	(306)
Treasury shares, at cost	(462,751)	(463,209)	(463,108)	(463,574)	(463,574)
Accumulated other comprehensive loss (c)	(48,716)	(51,056)	(17,423)	(15,955)	(34,218)
Total common shareholders' equity	1,386,367	1,411,494	1,513,966	1,478,654	1,478,973
Noncontrolling interest	85,731	89,862	102,254	104,821	105,953
Total shareholders' equity	1,472,098	1,501,356	1,616,220	1,583,475	1,584,926
Total liabilities and shareholders' equity	$4,675,042	$4,730,342	$4,832,880	$4,901,296	$4,892,116

(a) includes:
net deferred charges of:	$10,061	$10,505	$11,388	$9,434	$10,287
value of in place leases of:	-	-	-	-	$62

(b) includes:
deferred revenues of:	$2,402	$2,640	$2,940	$2,747	$2,575
(above)/below market leases of:	-	-	-	-	($6)
distributions in excess of investments in joint ventures of:	$31,318	$30,105	$27,977	$26,022	$25,065
fair value adjustment of derivative instruments:	$48,693	$51,068	$17,511	$15,955	$34,218

(c) Represents the fair value adjustment of derivative instruments and gain on post retirement obligations.

CAMDEN	NON-GAAP FINANCIAL MEASURES
	DEFINITIONS & RECONCILIATIONS

	(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shares computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income to FFO is provided below:

			Three Months Ended
			March 31,
			2009	2008
Net income attributable to common shareholders			$6,234	$14,915
Real estate depreciation and amortization from continuing operations			43,010	40,653
Real estate depreciation from discontinued operations			-	1,285
Adjustments for unconsolidated joint ventures			1,916	1,539
Income allocated to noncontrolling interest			421	1,156
(Gain) loss on sale of operating properties, net of taxes			-	(1,106)
(Gain) loss on sale of discontinued operations			-	(6,112)
Funds from operations - diluted			$51,581	$52,330

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted			56,047	55,625
FFO diluted			58,471	58,544

Net income attributable to common shareholders - diluted			$0.11	$0.27
FFO per common share - diluted			$0.88	$0.89

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income (EPS). A reconciliation of the ranges provided for expected net income per diluted share to expected FFO per diluted share is provided below:

	2Q09 Range		2009 Range
	Low	High	Low	High

Expected net income attributable to common shareholders per share - diluted	$0.05	$0.09	$0.12	$0.37
Expected real estate depreciation	0.73	0.73	2.92	2.92
Expected adjustments for unconsolidated joint ventures	0.04	0.04	0.14	0.14
Expected income allocated to noncontrolling interest	0.00	0.00	0.02	0.02
Expected FFO per share - diluted	$0.82	$0.86	$3.20	$3.45

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
	DEFINITIONS & RECONCILIATIONS

	(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income to net operating income is provided below:

	Three Months Ended
	March 31,
	2009	2008
Net income attributable to common shareholders	$6,234	$14,915
Fee and asset management income	(2,031)	(2,412)
Interest and other income	(735)	(1,333)
Income (loss) on deferred compensation plans	4,152	8,541
Property management expense	4,929	4,900
Fee and asset management expense	1,135	1,725
General and administrative expense	8,232	7,960
Interest expense	32,245	32,573
Depreciation and amortization	43,980	41,516
Amortization of deferred financing costs	817	734
Expense (benefit) on deferred compensation plans	(4,152)	(8,541)
Gain on sale of properties, including land	-	(1,106)
Gain on early retirement of debt	(166)	-
Equity in income (loss) of joint ventures	(408)	47
Distributions on perpetual preferred units	1,750	1,750
Net income allocated to noncontrolling interest	521	1,269
Income tax expense - current	299	273
Income from discontinued operations	(585)	(1,680)
Gain on sale of discontinued operations	-	(6,127)
Income from discontinued operations allocated to common units	-	-
Net Operating Income (NOI)	$96,217	$95,004

"Same Property" Communities	$80,872	$84,086
Non-"Same Property" Communities	11,669	8,964
Development and Lease-Up Communities	2,736	(55)
Redevelopment Communities	704	758
Dispositions / Other	236	1,251
Net Operating Income (NOI)	$96,217	$95,004

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in income of joint ventures, gain on sale of real estate assets, and net income allocated to noncontrolling interest. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income to EBITDA is provided below:

	Three Months Ended
	March 31,
	2009	2008
Net income attributable to common shareholders	$6,234	$14,915
Interest expense	32,245	32,777
Amortization of deferred financing costs	817	734
Depreciation and amortization	43,980	41,516
Distributions on perpetual preferred units	1,750	1,750
Net income allocated to noncontrolling interest	521	1,269
Income tax expense - current	299	273
Real estate depreciation and amortization from discontinued operations	-	1,292
Gain on sale of properties, including land	-	(1,106)
Gain on early retirement of debt	(166)	-
Equity in income (loss) of joint ventures	(408)	47
Gain on sale of discontinued operations	-	(6,127)
EBITDA	$85,272	$87,340

CONTACT:
Camden Property Trust, Houston
Kim Callahan, 713-354-2549